The Martin Currie
Shanghai team
Between sessions of Martin
Currie’s Health of China
conference in Lijiang, the China
Fund Inc team conquered Jade
Dragon Snow Mountain.
IN BRIEF

Net asset value per share	US$	29.07
Market price	US$	26.52
Premium/(discount)		(8.77%)
Fund size	US$	662.2	m
Source: State Street Bank and Trust Company

At 31 January 2010	US$ returns

	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	(2.4)	(7.6)
Year to date	(2.4)	(7.6)
One year	79.0	65.7
Three years %pa	16.1	3.3
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. NAV performance.

*	Source for index data: MSCI.
MANAGER’S COMMENTARY
During January, the Fund’s managers organized a conference on Chinese healthcare in Lijiang, Yunnan province. Regular readers of this report will know that healthcare is a sector about which we have been – and remain – bullish. Between sessions, we ascended to 4,500 metres on the highest local peak, Jade Dragon Snow Mountain. Towards the top there was much stopping to admire the view (not that we were tired or out of breath, you understand). Chinese stockmarkets also paused for breath in January as the government reacted to a revival of inflation (CPI in December reached +1.9%). The actual measures taken were mild – a 50-basis-point rise in the reserve-requirement ratio, a few money-market operations and a lot of hot air – but the markets took the moves as an inflection point and decided to book profits ahead of the Chinese New Year holiday. Continued heavy equity supply and unhelpful background noise from US politics contributed to the turn in sentiment.
The low base effect, which is boosting all kinds of statistics, including exports, production and inflation, should last through March. Thereafter, when it is clear that inflation is not going to race away and that the government is not about to stamp on the brakes, we expect the markets to rally. Many doom-laden comments about the ‘China bubble’ and its imminent demise, have caught media attention recently. We believe this is wide of the mark in a society which lacks leverage, at the individual, corporate, banking and national levels. China faces many challenges, but we believe the domestic-consumption growth story remains intact.
In certain respects, the public-spending stimulus is already being withdrawn; there has been recent news about funding difficulties for railway and electricity grid projects, and the tax break for buying small cars ended on 1 January. But the government continues to give benefits to certain areas, such as the rural economy (a new initiative helps farmers to rebuild their homes) and the service sector. There is also clear evidence of a pick-up in private investment, which should help mask the winding down of the public stimulus. Chinese exports rebounded strongly in December (+17.7% year on year), though this was largely due to the low base effect. The situation remains tough, especially as wages are again on the rise. The sharp jump in imports (+56% year on year) is, perhaps, an indicator of the future as the emphasis on domestic consumption gradually erodes the trade surplus (not great news for US bonds...).

INVESTMENT STRATEGY
The Fund is 97.9% invested with holdings in 63 companies. The Fund’s net asset value held up fairly well during the downturn, as it has little exposure to Chinese banks, property or commodities, which bore the brunt of the fall.
We bought back the good-value Anhui Expressway, which will benefit from the government policy to promote development in western and rural China. We also bought Hollysys Automation, which should enjoy growth through its provision of control systems to the high-speed-rail and nuclear industries.
We maintain a high weighting in Taiwan (21.5%), which continues to benefit from good capital inflows. Chinese institutional investors were allowed to buy the market for the first time in January. In December, money supply M1b grew 30.3%, the highest level for 21 years, which harks back to the Taiwanese market’s glory days in the late 80s.
Chris Ruffle, Martin Currie Inc*

*	Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.
MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products. HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.

31 JANUARY 2010
FUND DETAILS

Market cap	US$604.2m
Shares outstanding	22,781,762
Exchange listed	NYSE
Listing date	July 10, 1992
Listed and direct investment manager	Martin Currie Inc
Source: State Street Bank and Trust Company.
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Healthcare	23.0%	0.1%
Consumer discretionary	16.9%	5.8%
Consumer staples	16.7%	2.6%
Financials	12.7%	34.7%
Industrials	10.7%	7.3%
Information technology	8.2%	22.2%
Energy	3.9%	8.7%
Materials	2.7%	6.8%
Utilities	1.8%	3.9%
Telecommunications	1.3%	7.9%
Other assets & liabilities	2.1%	—
Source: State Street Bank and Trust Company. Source for index data: MSCI
ASSET ALLOCATION
Source: State Street Bank and Trust Company

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	(2.4)	(6.0)
Year to date	(2.4)	(6.0)
Three years %pa	16.1	15.3
Past performance is not a guide to future returns.
Three year returns are annualized.
Source: State Street Bank and Trust Company
15 LARGEST HOLDINGS (48.7%)

Queenbury Investment (Huiyin)	Consumer discretionary	7.1%
China Medical System Holdings	Healthcare	5.0%
Sinopharm Medicine Holding	Healthcare	4.4%
Shandong Weigao Group	Healthcare	4.3%
Wumart Stores	Consumer staples	3.8%
Ugent Holdings, Ltd	Industrials	3.4%
China Shineway Pharmaceutical	Healthcare	3.0%
Far Eastern Department Stores	Consumer discretionary	2.8%
China Fishery Group	Consumer staples	2.5%
Ruentex Development Co	Financials	2.4%
Shenzhen Agricultural Products	Consumer staples	2.3%
WuXi PharmaTech Cayman	Healthcare	2.0%
Hsu Fu Chi International	Consumer staples	1.9%
China Metal Products	Materials	1.9%
Ports Design	Consumer discretionary	1.9%
DIRECT INVESTMENTS (14.0%)

Queenbury Investment (Huiyin)	Consumer discretionary	7.1%
Ugent Holdings	Industrials	3.4%
HAND Enterprise Solutions	Information technology	1.2%
Qingdao Bright Moon	Industrials	1.0%
China Silicon (Series A Preferred)	Information technology	0.6%
Highlight Tech	Industrials	0.5%
China Silicon	Information technology	0.2%
teco Optronics	Information technology	0.0%
Source: State Street Bank and Trust Company.

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	(2.4)	8.0	(2.4)	79.0	16.1	21.1	12.0
MSCI Golden Dragon	(7.6)	(2.6)	(7.6)	65.7	3.3	11.4	9.6
Hang Seng Chinese Enterprise	(10.3)	(10.1)	(10.3)	61.0	6.4	19.6	20.6
Shanghai Stock Exchange 180	(10.7)	(3.5)	(10.7)	52.8	12.7	30.1	n/a
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. Launch date 10 July 1992. Three, five year and since launch returns are all annualized.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2010 Bloomberg LP for the Hang Seng China Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE
Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 January 2010.
THE CHINA FUND INC. PREMIUM/DISCOUNT
Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 31 January 2010.
10 YEAR DIVIDEND HISTORY CHART

Total	0.00	0.13	0.21	1.78	3.58	2.51	4.01	12.12	5.82	0.26
Income	0.00	0.13	0.06	0.07	0.20	0.22	0.30	0.28	0.48	0.26
Long-term capital	0.00	0.00	0.00	0.67	3.27	2.29	2.73	9.00	5.34	0.00
Short-term capital	0.00	0.00	0.15	1.04	0.11	0.00	0.98	2.84	0.00	0.00
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company.

31 JANUARY 2010

Sector	Company (BBG ticker)		Price		Holding	Value US$	% of portfolio
Hong Kong							15.8
China Shineway Pharmaceutical Group	2877	HK	HK$	13.6	11,184,000	$19,641,642	3.0
Ports Design	589	HK	HK$	21.0	4,549,500	$12,271,961	1.9
Xinao Gas Holdings	2688	HK	HK$	18.5	5,084,000	$12,096,891	1.8
Intime Department Store Group	1833	HK	HK$	6.7	12,568,629	$10,761,574	1.6
Fushan International Energy Group	639	HK	HK$	6.7	12,018,000	$10,382,955	1.6
Chaoda Modern Agriculture (Holdings)	682	HK	HK$	7.6	10,507,357	$10,349,544	1.6
Natural Beauty Bio-Technology	157	HK	HK$	1.4	47,740,000	$8,666,980	1.3
Golden Meditech	801	HK	HK$	1.5	35,040,000	$6,902,744	1.0
China Pharmaceutical Group	1093	HK	HK$	4.0	12,918,000	$6,603,164	1.0
Shangri-La Asia	69	HK	HK$	13.6	3,061,555	$5,353,134	0.8
Yorkey Optical International Cayman	2788	HK	HK$	1.6	7,758,926	$1,578,429	0.2
FU JI Food & Catering Services	1175	HK	HK$	0.0	5,462,000	$0	0.0

Hong Kong ‘H’ shares							16.3
Sinopharm Medicine Holding	297	HK	HK$	29.2	7,786,000	$29,220,259	4.4
Shandong Weigao Group Medical Polymer	8199	HK	HK$	28.4	7,808,000	$28,651,735	4.3
Wumart Stores	8277	HK	HK$	13.0	14,888,000	$24,919,882	3.8
ZTE Corp.	763	HK	HK$	45.6	1,461,926	$8,583,344	1.3
Anhui Expressway	995	HK	HK$	5.4	8,426,300	$5,836,943	0.9
China Pacific Insurance Group	2601	HK	HK$	28.9	1,463,442	$5,445,523	0.8
Zijin Mining Group	2899	HK	HK$	6.4	6,402,000	$5,226,022	0.8

Singapore							5.5
China Fishery Group	CFG	SP	SG$	1.8	13,255,000	$16,502,739	2.5
Hsu Fu Chi International	HFCI	SP	SG$	1.9	9,484,000	$12,819,863	1.9
Financial One Corp	FIN	SP	SG$	0.5	12,030,000	$4,364,898	0.7
CDW Holding	CDW	SP	SG$	0.1	54,708,000	$2,821,806	0.4

Taiwan							21.5
Far Eastern Department Stores	2903	TT	NT$	30.6	19,066,931	$18,263,572	2.8
Ruentex Development	9945	TT	NT$	40.4	12,694,000	$16,053,265	2.4
China Metal Products	1532	TT	NT$	43.0	9,200,278	$12,383,771	1.9
Cathay Financial Holdings	2882	TT	NT$	54.2	6,454,000	$10,949,940	1.6
WPG Holdings	3702	TT	NT$	49.8	6,320,000	$9,852,126	1.5
Uni-President Enterprises Corp.	1216	TT	NT$	34.2	9,112,638	$9,755,595	1.5
HTC Corp	2498	TT	NT$	315.0	891,900	$8,794,481	1.3
FamilyMart	5903	TT	NT$	59.7	4,501,652	$8,412,591	1.3
KGI Securities	6008	TT	NT$	15.1	16,984,780	$8,028,241	1.2
Lien Hwa Industrial	1229	TT	NT$	15.1	16,476,881	$7,762,382	1.2
Taiwan Secom	9917	TT	NT$	51.5	4,738,000	$7,638,108	1.1
Yuanta Financial Holdings	2885	TT	NT$	20.4	10,520,593	$6,718,215	1.0
Taiwan Life Insurance	2833	TT	NT$	100.0	2,000,000	$6,260,565	0.9
Fubon Financial Holdings	2881	TT	NT$	37.4	4,948,000	$5,792,750	0.9
Synnex Technology International Corp.	2347	TT	NT$	65.8	2,809,240	$5,786,264	0.9

United Kingdom							5.0
China Medical System Holdings	CMSH	LN		£5.7	3,623,188	$33,202,905	5.0

United States							6.3
WuXi PharmaTech Cayman	WX	US	US$	15.0	883,490	$13,287,690	2.0
Far East Energy	FEEC	US	US$	0.5	14,565,477	$7,282,738	1.1
Mindray Medical International	MR	US	US$	34.9	191,700	$6,684,579	1.0
Hollysys Automation Technologies	HOLI	US	US$	11.5	530,000	$6,095,000	0.9
Sina Corp.	SINA	US	US$	36.2	162,700	$5,883,232	0.9
The9	CMED	US	US$	6.8	358,900	$2,444,109	0.4

Equity linked securities (‘A’ shares)							13.5
Shenzhen Agricultural Products	n/a		US$	2.3	6,800,000	$15,419,231	2.3
Shanghai International Airport	n/a		US$	2.7	4,326,700	$11,756,062	1.8
Shanghai Yuyun Tourist	n/a		US$	4.1	238,502,000	$9,687,789	1.5
China Yangtze Power	n/a		US$	1.9	4,169,077	$7,804,654	1.2
Suning Appliance	n/a		US$	2.7	2,874,013	$7,679,363	1.2
Dalian Zhangzidao Fishery Group	n/a		US$	5.7	1,260,565	$7,235,643	1.1
Daqin Railway	n/a		US$	1.4	4,807,000	$6,865,333	1.0
Wuliangye Yibin	n/a		US$	4.3	1,403,507	$6,001,396	0.9
Shanghai Qiangsheng	n/a		US$	1.2	4,800,000	$5,990,505	0.9
Citic Securities	n/a		US$	4.1	1,350,600	$5,594,857	0.8
Zhejiang Guyuelongshan	n/a		US$	1.4	3,658,900	$4,973,718	0.8

Sector	Company (BBG ticker)	Price		Holding	Value US$	% of portfolio
Direct						14.0
Queenbury Investments, Ltd., (Huiyin)	n/a	US$	104,686.0	450	$47,108,700	7.1
Ugent Holdings, Ltd	n/a	US$	100.0	177,000,000	$22,789,749	3.4
HAND Enterprise Solutions	n/a	US$	15.3	500,000	$7,669,000	1.2
Qingdao Bright Moon	n/a	US$	0.2	31,827,172	$6,842,842	1.0
China Silicon Corp., Series A Preferred	n/a	US$	154.7	27,418	$4,241,565	0.6
Highlight Tech Corp	n/a	US$	1.8	1,683,447	$3,000,000	0.5
China Silicon Corp. Common Stock	n/a	US$	0.9	1,234,405	$1,049,244	0.2
China Silicon Corp. Warrants	n/a		—	685,450	$0	0.0
teco Optronics Corp	n/a		—	1,861,710	$0	0.0

Other assets & liabilities					$14,128,085	2.1
INDEX DESCRIPTIONS
MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalization index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalization-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in Hans Seng Mainland China index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalization-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of The China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
à	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

à	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The China Securities Regulatory Commission (CSRC) is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (PRC) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and State Administration of Foreign Exchange (SAFE) wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

à	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The Fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

à	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain Organisation for Economic Co-operation and Development (OECD) countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

à	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

à	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

à	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA.
Please note: calls to the above numbers may be recorded.